Exhibit 5.1

                         [GUZOV OFSINK, LLC LETTERHEAD]











                                  July 10, 2003





Board of Directors
Tengtu International Corp.
206-5050 Kingsway
Burnaby, B.C. V5H 4H2

                     Re: Registration Statement on Form S-1

Gentlemen:

           We have acted as counsel to Tengtu International Corp., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of :

           (i) 5,583,436 shares of the Company's $.01 par value per share common stock (the "Common Stock") which have been reserved for issuance upon the conversion of presently outstanding special warrants (the "Special Warrants") issued in private placement transactions pursuant to Regulation S under the Act to selling security holders identified in the prospectus forming a part of the Registration Statement (the "Special Warrant Shares");

           (ii) 2,150,000 shares of the Company's Common Stock issued in private placement transactions pursuant to Regulation D under the Act to selling security holders identified in the prospectus forming a part of the Registration Statement (the "Placement Shares");

           (iii) up to 2,000,000 of the Company's Common Stock part of which has been issued and the balance of which may be issued pursuant to settlement agreement (the "Settlement Shares");




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           (iv) 4,409,492 warrants to purchase the Company's Common Stock issued in private placement transactions to selling security holders identified in the prospectus forming a part of the Registration Statement (the "Warrants"); and

           (v) 4,409,492 shares of Common Stock issuable upon exercise of the Warrants to selling security holders identified in the prospectus forming a part of the Registration Statement (the "Warrant Shares").

All of the shares listed in (i) through (iii) and (v) above are referred to herein cumulatively as the "Shares."

             In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Special Warrant Shares, Placement Shares, Settlement Shares, and Warrants. In addition, in connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including but not limited to the Stock Purchase Agreements, Registration Rights Agreements, the Registration Statement (including all exhibits thereto), Special Warrants, Subscription Agreements, the Warrants, the Settlement Agreement relating to the Settlement Shares and copies of resolutions of the Company's Board of Directors authorizing the issuance of the Shares and their registration pursuant to the Registration Statement.

           In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

           Based upon the foregoing, we are of the opinion that:

           (1) The Special Warrant Shares have been duly authorized, and, upon issuance and delivery pursuant to the terms of the Special Warrants, will be validly issued, fully paid and non-assessable;

           (2) The Placement Shares have been validly issued and are fully paid and non-assessable;

           (3) The Settlement Shares which have been issued, when and if delivered, will be validly issued, fully paid and non-assessable. The Settlement Shares which may be issued, when and if issued and delivered, will be validly issued, fully paid and non-assessable;

           (4) The Warrants have been validly issued and are fully paid and non-assessable;

           (5) The Warrant Shares have been duly authorized, and upon issuance, delivery and payment therefor, upon the exercise of the applicable warrants pursuant to their terms, will be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


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           Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

           The opinions expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinions expressed herein may not be relied upon by any other person without our prior written consent.

           We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.


                                            Very truly yours,

                                            /s/ Guzov Ofsink, LLC
                                            ---------------------
                                            Guzov Ofsink, LLC




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